Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Genesis Energy, L.P. of our report dated November 17, 2017 relating to the financial statements of Tronox Alkali Corporation, which appears in Exhibit 99.1 of Genesis Energy, L.P.’s Current Report on Form 8-K dated November 20, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

April 20, 2018